UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed, on December 22, 2025, Indaptus Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with David E. Lazar (“Mr. Lazar”) pursuant to which he purchased from the Company 300,000 shares of Series AA Convertible Preferred Stock (the “Series AA Preferred Stock”) and 700,000 shares of Series AAA Convertible Preferred Stock (the “Series AAA Preferred Stock” and, together with the Series AA Preferred Stock, the “Preferred Stock”) of the Company at a purchase price of $6.00 per share of Preferred Stock for aggregate gross proceeds of $6.0 million (the “Investment Transaction”). As part of the Investment Transaction, the Company plans to pursue a strategic transaction involving either an investment in or acquisition of an operating business (the “Target Company”), referred to as the “Post-Investment Transaction.” As further described below, at a Special Meeting of Stockholders of the Company held on February 26, 2026 (the “Special Meeting”), stockholders voted on certain proposals related to the Investment Transaction, which the Company agreed to present pursuant to the Purchase Agreement.

Item 3.03. Material Modification to Rights of Security Holders.

As described below under Item 5.07 of this Current Report on Form 8-K, at the Special Meeting, stockholders of the Company approved a proposal granting the board of directors of the Company (the “Board”) authority to effect up to two reverse stock splits (individually a “Reverse Stock Split” and collectively, the “Reverse Stock Splits”) with respect to the Company’s issued and outstanding shares of common stock having an aggregate ratio of 1-for-2 to 1-for-199 (the “Range”), with the ratio at which the Reverse Stock Split would be effected to be a ratio within the Range to be determined at the discretion of the Company’s Board. If and when implemented by the Board, the Reverse Stock Split will be effected by an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”).

The Reverse Stock Split, once implemented, will result in a reduction in the number of shares of common stock outstanding and may affect certain rights of security holders, including voting rights and the number of shares available for future issuance. Additional details regarding the Reverse Stock Split and its impact on stockholders will be provided in subsequent disclosures as the Board determines the final ratio and timing of the Reverse Stock Split.

In addition, as further described in Item 5.03 of this Current Report on Form 8-K, at the Special Meeting, stockholders of the Company approved amendments to the Company’s Charter to (i) increase the number of authorized shares of our common stock to 1,000,000,000 (one billion) shares (the “Authorized Stock Increase Amendment”), and (ii) permit stockholder approval by written consent in lieu of a meeting (the “Written Consent Amendment”).

The Authorized Stock Increase Amendment provides the Company with a greater number of options and flexibility to identify and successfully pursue a Target Company for a Post-Closing Transaction. In addition, the Authorized Stock Increase Amendment provides flexibility to issue additional shares of the Company’s common stock and/or and securities or equity awards which may be convertible, exercisable or otherwise settleable in common stock for business and financial purposes in the future.

The Written Consent Amendment would allow for any action required or permitted to be taken by the Company’s stockholders at a meeting of stockholders to be effected by written consent, assuming such consent is signed by the requisite holders necessary to authorize or take such action.

The information and disclosure in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

As described below under Item 5.07 of this Current Report on Form 8-K, at the Special Meeting, stockholders of the Company approved the issuance of common stock upon the conversion of the Preferred Stock. Following the filing of the Certificate of Amendment with the Secretary of State of Delaware described in Item 5.03 below, all of the shares of Preferred Stock are convertible by Mr. Lazar, at his option, into 111.0 million shares of common stock. As a result of the full conversion of the Preferred Stock, 111.0 million shares of common stock are issuable, which collectively represent approximately 96.4% of the total number of shares of common stock currently outstanding on a fully diluted basis.

In addition, as described below under Item 5.07 of this Current Report on Form 8-K, at the Special Meeting, Jerome Jabbour and Matthew McMurdo were elected as directors of the Company. Together with David Natan, Avraham Ben-Tzvi and Mr. Lazar himself as Chairman, Mr. Lazar has five nominees appointed to the Board and as a result of the resignations of Mark Gilbert and Michael Newman that went into effect immediately after the Special Meeting, such members of the Board constitute a majority of the nine-member Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below under Item 5.07 of this Current Report on Form 8-K, at the Special Meeting, stockholders of the Company approved amendments to the Company’s Charter to (i) increase the number of authorized shares of our common stock to 1,000,000,000 (one billion) shares, and (ii) permit stockholder approval by written consent in lieu of a meeting. The increase in the number of authorized shares of common stock and the amendment to permit stockholder approval by written consent in lieu of a meeting was each effected pursuant to a Certificate of Amendment to the Charter (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on February 27, 2026 and was effective as of such date.

The above description is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Additionally, upon filing of the Certificate of Amendment with the Secretary of State of Delaware, Section 2.13 of the Company’s Amended and Restated Bylaws shall be deemed to be amended as follows: “Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.”

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 26, 2026, the Company held the Special Meeting. A total of 777,587 shares of the Company’s common stock were present in person or represented by proxy at the Special Meeting, representing approximately 34.7% of the Company’s outstanding common stock as of the January 21, 2026 record date. The following are the voting results for the proposals considered and voted upon at the Special Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 21, 2026 (the “Proxy Statement”).

Proposal 1. Election of Jerome Jabbour as Class I and Matthew McMurdo as Class III directors, to serve until the 2028 and 2027 annual meeting of stockholders, respectively, and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD
Jerome Jabbour	768,029	9,558
Matthew McMurdo	767,877	9,710

Proposal 2. Approval of, in accordance with Nasdaq Listing Rule 5635(b), the issuance of shares of the Company’s common stock upon conversion of Series AA Convertible Preferred Stock and Series AAA Convertible Preferred Stock (collectively, the “Preferred Stock”).

Votes FOR	Votes AGAINST	Votes ABSTAINED
746,109	31,345	133

Proposal 3. Approval of, in accordance with Nasdaq Listing Rule 5635(c), the issuance of shares of the Company’s common stock issuable upon the conversion of Preferred Stock to the Co-Chief Executive Officer and Chairman of the Company:

Votes FOR	Votes AGAINST	Votes ABSTAINED
743,660	33,856	71

Proposal 4. Approval of, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock issuable upon the conversion of Preferred Stock:

Votes FOR	Votes AGAINST	Votes ABSTAINED
756,239	21,237	111

Proposal 5. Approval of an amendment to the Company’s Charter, to effect two Reverse Stock Splits with respect to the Company’s issued and outstanding shares of common stock having an aggregate ratio of 1-for-2 to 1-for-199, with the ratio at which the Reverse Stock Split would be effected to be a ratio within the range to be determined at the discretion of the Company’s Board and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split:

Votes FOR	Votes AGAINST	Votes ABSTAINED
750,074	27,430	83

Proposal 6. Approval of an amendment to the Company’s Charter, to increase the authorized shares of common stock from 200,000,000 to up to 1,000,000,000 at the discretion of the Board of Directors:

Votes FOR	Votes AGAINST	Votes ABSTAINED
732,746	44,715	126

Proposal 7. Approval of an amendment to the Company’s Charter, to allow the taking of stockholder action via written consent in lieu of a meeting:

Votes FOR	Votes AGAINST	Votes ABSTAINED
750,855	26,558	174

Based on the foregoing votes, Jerome Jabbour and Matthew McMurdo were elected as Class I and Class III directors, respectively, and Proposals 2 through 7 were approved. As there were sufficient votes to approve the proposals, the Adjournment Proposal was not presented to the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2026

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Name:	Nir Sassi
Title:	Chief Financial Officer